EXHIBIT 99.1

AVIS GROUP SHAREHOLDERS APPROVE CENDANT ACQUISITION

GARDEN CITY, NY, FEBRUARY 28, 2001 - Avis Group Holdings, Inc. (NYSE: AVI) today announced that shareholders at a special meeting approved Cendant Corporation's (NYSE: CD) acquisition of Avis Group Holdings, Inc. at a price of $33.00 per share in cash.

The company said that 99.6% of the votes cast at the meeting today by shareholders were in favor of the merger transaction, which will close on March 1.

Avis Group Holdings, Inc. is one of the world's leading service and information providers of comprehensive automotive transportation and vehicle management solutions. It operates Avis Rent A Car, the second largest general-use car rental business in the world, with locations in the United States, Canada, Australia, New Zealand and the Latin American Caribbean region; PHH Arval, one of the world's largest fleet management and leasing companies; and Wright Express, the world's largest fleet card provider.

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